                                                                   EXHIBIT 10.16



                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of July 8, 2002, by and between iManage, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated March 31, 1999, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Revolving Commitment in the original principal amount of Five Million Dollars ($5,000,000) and an Equipment Commitment in the original principal amount of One Million Dollars ($1,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated March 29, 2000, pursuant to which, among other things, the Revolving Commitment was decreased to Three Million Dollars ($3,000,000) and a March 2000 Equipment Commitment in the original principal amount of Two Million Dollars ($2,000,000) was incorporated into the Loan Agreement. The Loan Agreement has been further modified pursuant to, among other documents, a Loan Modification Agreement dated September 25, 2000, pursuant to which, among other things, the Revolving Commitment was increased to Four Million Dollars ($4,000,000). Additionally, the Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated December 26, 2001, pursuant to which, among other things, a Committed Equipment 2 Line in the original principal amount of One Million Dollars ($1,000,000) was incorporated into the Loan Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Notwithstanding anything to the contrary contained in Section 7.6 entitled "Distributions", Bank will allow Borrower to repurchase up to Three Million Dollars ($3,000,000) of its shares.

     B.   Waiver of Financial Covenant Default(s)

          1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Cash Losses covenant as of quarter ended June 30, 2002. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the quarter ending September 30, 2002, Borrower shall be in compliance with this covenant.

          2. Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Five Hundred and 00/100 Dollars ($500.00) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

    BORROWER:                                BANK:

    IMANAGE, INC.                            SILICON VALLEY BANK


    By:                                      By:
       -----------------------------            -----------------------------
    Name:                                    Name:
         ---------------------------              ---------------------------
    Title:                                   Title:
          --------------------------               --------------------------

[SILICON VALLEY BANK LOGO]


                               SILICON VALLEY BANK


                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:                IMANAGE, INC.

LOAN OFFICER:            HEATHER HAMILTON

DATE:                    JULY 8, 2002

       LOAN FEE                                        $500.00
       DOCUMENTATION FEE                               $250.00

                         TOTAL FEE DUE                 $750.00
                                                       =======

PLEASE INDICATE THE METHOD OF PAYMENT:

    { }   A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

    { }   DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

    { }   LOAN PROCEEDS



----------------------------------------
BORROWER                      (DATE)


----------------------------------------
SILICON VALLEY BANK           (DATE)
ACCOUNT OFFICER'S SIGNATURE